Press Release

RLJ Lodging Trust Reports Third Quarter 2024 Results

Q3 RevPAR increased 2.0% compared to 2023
Redeployed disposition proceeds to repurchase $20.7 million of common shares
Entered into a new $500.0 million term loan

Bethesda, MD, November 6, 2024 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2024.

Third Quarter Highlights
•Portfolio Comparable RevPAR of $145.23; an increase of 2.0% from last year
•Comparable Hotel Revenue of $344.7 million; an increase of 3.0% from last year
•Net Income of $20.6 million
•Comparable Hotel EBITDA of $100.7 million, an increase of 2.6% from last year
•Adjusted EBITDA of $91.9 million; an increase of 3.6% from last year
•Adjusted FFO per diluted common share and unit of $0.40
•Repurchased 1.6 million shares during the third quarter for approximately $14.8 million at an average price of $9.21
•Entered into a new $500.0 million term loan, using the proceeds to refinance a $400.0 million term loan due in 2025 and repay $100.0 million of outstanding borrowings on our revolver
•Increased quarterly common share dividend by 50%

“We are pleased with our third quarter results which were ahead of our expectations. We achieved RevPAR growth that was two times the industry and demonstrated the resiliency of our urban centric portfolio,” commented Leslie D. Hale, President and Chief Executive Officer. “In addition to achieving solid operating results, we executed on multiple key initiatives during the quarter including addressing all of our near-term maturities, completing two valuable conversions, accretively recycling non-core disposition proceeds to repurchase stock, raising our quarterly dividend by 50%, and reaffirming our outlook. All of these demonstrate our commitment to unlocking value while enhancing shareholder returns.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended September 30,			For the nine months ended September 30,
	2024	2023	Change	2024	2023	Change
Operational Overview: (1)
Comparable ADR	$193.39	$192.24	0.6%	$199.59	$198.88	0.4%
Comparable Occupancy	75.1%	74.1%	1.4%	73.7%	72.6%	1.5%
Comparable RevPAR	$145.23	$142.43	2.0%	$147.13	$144.41	1.9%

Financial Overview:
Total Revenue	$345,744	$334,406	3.4%	$1,039,451	$1,005,869	3.3%
Comparable Hotel Revenue	$344,727	$334,792	3.0%	$1,039,353	$1,007,433	3.2%

Net Income	$20,643	$16,343	26.3%	$62,680	$68,577	(8.6)%

Comparable Hotel EBITDA	$100,687	$98,156	2.6%	$307,638	$312,265	(1.5)%
Comparable Hotel EBITDA Margin	29.2%	29.3%	(11) bps	29.6%	31.0%	(140) bps
Adjusted EBITDA	$91,927	$88,767	3.6%	$280,494	$285,281	(1.7)%

Adjusted FFO	$61,155	$63,092	(3.1)%	$191,634	$207,009	(7.4)%
Adjusted FFO Per Diluted Common Share and Unit	$0.40	$0.40	(1.9)%	$1.24	$1.31	5.4%
Note:
(1) Comparable statistics reflect the Company's 95 hotel portfolio owned as of September 30, 2024.

Disposition
During the third quarter of 2024, the Company sold one non-core hotel in Denver, Colorado for $12.7 million and recorded a gain-on-sale of $4.8 million.

Share Repurchases
During the third quarter, the Company repurchased 1.6 million common shares for approximately $14.8 million at an average price of $9.21. Year-to-date, the Company has repurchased 2.2 million common shares for approximately $20.7 million at an average price of $9.28 recycling proceeds from the sale of non-core assets this year. As of November 6, 2024, the Company's 2024 share repurchase program has a remaining capacity of $229.3 million.

Balance Sheet
As of September 30, 2024, the Company had approximately $885.4 million of total liquidity, comprised of approximately $385.4 million of unrestricted cash and $500.0 million available under its revolving credit facility (the "Revolver"), and $2.2 billion of debt outstanding.

In September 2024, the Company entered into a new $500.0 million unsecured term loan maturing in September 2027, with two one-year extension options. The proceeds from the new loan were used to repay the existing $400.0 million term loan due to mature in May 2025 and $100.0 million of the outstanding borrowings under the Revolver. During the third quarter, the Company also executed several interest rate swaps below current prevailing rates.

Dividends
The Company’s Board of Trustees had previously declared a third quarter cash dividend of $0.15 per common share of beneficial interest of the Company, representing a 50% increase from the prior quarter. The dividend was paid on October 15, 2024 to shareholders of record as of September 30, 2024.

The Company's Board of Trustees declared a third quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on October 31, 2024 to shareholders of record as of September 30, 2024.

Outlook Update
The Company is reaffirming its prior full-year outlook for all assets owned as of November 6, 2024.

FY 2024 (1)
Comparable RevPAR Growth	1.0% to 2.5%
Comparable Hotel EBITDA	$382.5M to $402.5M
Adjusted EBITDA	$346.5M to $366.5M
Adjusted FFO per diluted share	$1.45 to $1.58

Note:
(1)Prior FY Hotel EBITDA outlook incorporated $1.0 million from one hotel sold during the third quarter of 2024.

Additionally, the Company's full year 2024 outlook includes:

•Net interest expense of $92.0 million to $94.0 million
•Capital expenditures related to renovations in the range of $100.0 million to $120.0 million
•Diluted weighted average common shares and units of 154.5 million

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 7, 2024 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 95 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which will be filed on November 7, 2024, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Acquired hotel
For the three and nine months ended September 30, 2024 and 2023, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotels
For the three and nine months ended September 30, 2024 and 2023, Comparable adjustments included the following sold hotels:
•Residence Inn Merrillville sold in May 2024
•Fairfield Inn & Suites Denver Cherry Creek sold in September 2024

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Investment in hotel properties, net	$4,257,199	$4,136,216
Investment in unconsolidated joint ventures	7,237	7,398
Cash and cash equivalents	385,384	516,675
Restricted cash reserves	38,958	38,652
Hotel and other receivables, net of allowance of $294 and $265, respectively	26,437	26,163
Lease right-of-use assets	129,526	136,140
Prepaid expense and other assets	43,250	58,051
Total assets	$4,887,991	$4,919,295
Liabilities and Equity
Debt, net	$2,218,826	$2,220,778
Accounts payable and other liabilities	154,933	147,819
Advance deposits and deferred revenue	36,643	32,281
Lease liabilities	119,508	122,588
Accrued interest	12,114	22,539
Distributions payable	30,431	22,500
Total liabilities	2,572,455	2,568,505
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2024 and December 31, 2023	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 153,628,657 and 155,297,829 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,536	1,553
Additional paid-in capital	2,990,553	3,000,894
Distributions in excess of net earnings	(1,066,035)	(1,055,183)
Accumulated other comprehensive income	8,835	22,662
Total shareholders’ equity	2,301,825	2,336,862
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,258	6,294
Noncontrolling interest in consolidated joint ventures	7,453	7,634
Total noncontrolling interest	13,711	13,928
Total equity	2,315,536	2,350,790
Total liabilities and equity	$4,887,991	$4,919,295
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenues
Operating revenues
Room revenue	$283,614	$277,088	$853,896	$833,416
Food and beverage revenue	36,983	34,181	113,515	105,601
Other revenue	25,147	23,137	72,040	66,852
Total revenues	345,744	334,406	1,039,451	1,005,869
Expenses
Operating expenses
Room expense	74,558	71,278	217,885	207,662
Food and beverage expense	29,348	27,430	88,279	81,604
Management and franchise fee expense	27,339	27,095	82,783	82,554
Other operating expenses	92,350	87,736	272,951	254,567
Total property operating expenses	223,595	213,539	661,898	626,387
Depreciation and amortization	44,892	44,727	134,045	134,648
Property tax, insurance and other	24,156	26,936	80,743	76,268
General and administrative	12,781	14,747	41,826	43,030
Transaction costs	209	2	299	26
Total operating expenses	305,633	299,951	918,811	880,359
Other income, net	791	1,921	4,669	3,506
Interest income	4,286	5,302	13,191	13,977
Interest expense	(28,643)	(24,833)	(83,150)	(73,506)
Gain (loss) on sale of hotel properties, net	4,755	16	8,301	(28)
Loss on extinguishment of indebtedness, net	(129)	—	(129)	(169)
Income before equity in (loss) income from unconsolidated joint ventures	21,171	16,861	63,522	69,290
Equity in (loss) income from unconsolidated joint ventures	(149)	(186)	239	315
Income before income tax expense	21,022	16,675	63,761	69,605
Income tax expense	(379)	(332)	(1,081)	(1,028)
Net income	20,643	16,343	62,680	68,577
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(49)	(50)	(216)	(238)
Noncontrolling interest in consolidated joint ventures	8	137	181	131
Net income attributable to RLJ	20,602	16,430	62,645	68,470
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net income attributable to common shareholders	$14,323	$10,151	$43,809	$49,634
Basic per common share data:
Net income per share attributable to common shareholders - basic	$0.09	$0.06	$0.28	$0.31
Weighted-average number of common shares	153,070,639	154,563,284	153,226,734	156,805,643
Diluted per common share data:
Net income per share attributable to common shareholders - diluted	$0.09	$0.06	$0.28	$0.31
Weighted-average number of common shares	153,240,169	155,081,645	153,830,754	157,280,206
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net income	$20,643	$16,343	$62,680	$68,577
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Depreciation and amortization	44,892	44,727	134,045	134,648
(Gain) loss on sale of hotel properties, net	(4,755)	(16)	(8,301)	28
Noncontrolling interest in consolidated joint ventures	8	137	181	131
Adjustments related to consolidated joint venture (1)	(47)	(44)	(139)	(131)
Adjustments related to unconsolidated joint venture (2)	227	236	685	709
FFO	54,689	55,104	170,315	185,126
Transaction costs	209	2	299	26
Pre-opening costs (3)	888	327	1,088	1,188
Loss on extinguishment of indebtedness, net	129	—	129	169
Amortization of share-based compensation	4,550	6,247	16,260	18,028
Non-cash interest expense related to discontinued interest rate hedges	386	482	1,287	1,446
Other expenses (4)	304	930	2,256	1,026
Adjusted FFO	$61,155	$63,092	$191,634	$207,009

Adjusted FFO per common share and unit-basic	$0.40	$0.41	$1.24	$1.31
Adjusted FFO per common share and unit-diluted	$0.40	$0.40	$1.24	$1.31

Basic weighted-average common shares and units outstanding (5)	153,842	155,335	153,999	157,577
Diluted weighted-average common shares and units outstanding (5)	154,012	155,853	154,603	158,052
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2024 and 2023.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net income	$20,643	$16,343	$62,680	$68,577
Depreciation and amortization	44,892	44,727	134,045	134,648
Interest expense, net of interest income	24,357	19,531	69,959	59,529
Income tax expense	379	332	1,081	1,028
Adjustments related to unconsolidated joint venture (1)	331	344	998	1,034
EBITDA	90,602	81,277	268,763	264,816
(Gain) loss on sale of hotel properties, net	(4,755)	(16)	(8,301)	28
EBITDAre	85,847	81,261	260,462	264,844
Transaction costs	209	2	299	26
Pre-opening costs (2)	888	327	1,088	1,188
Loss on extinguishment of indebtedness, net	129	—	129	169
Amortization of share-based compensation	4,550	6,247	16,260	18,028
Other expenses (3)	304	930	2,256	1,026
Adjusted EBITDA	91,927	88,767	280,494	285,281
General and administrative	8,231	8,500	25,566	25,002
Other corporate adjustments	929	873	2,285	2,009
Consolidated Hotel EBITDA	101,087	98,140	308,345	312,292
Comparable adjustments - income from sold hotels	(400)	(785)	(1,232)	(2,171)
Comparable adjustments - income from acquired hotels	—	801	525	2,144
Comparable Hotel EBITDA	$100,687	$98,156	$307,638	$312,265
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Total revenue	$345,744	$334,406	$1,039,451	$1,005,869
Comparable adjustments - revenue from sold hotels	(1,000)	(2,115)	(3,879)	(5,551)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	2,518	3,834	7,167
Other corporate adjustments / non-hotel revenue	(18)	(17)	(53)	(52)
Comparable Hotel Revenue	$344,727	$334,792	$1,039,353	$1,007,433

Comparable Hotel EBITDA	$100,687	$98,156	$307,638	$312,265

Comparable Hotel EBITDA Margin	29.2%	29.3%	29.6%	31.0%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2024
	Low End	High End
Net income	$50.0	$68.0
Depreciation and amortization	187.0	187.0
Interest expense, net of interest income	92.0	94.0
Income tax expense	1.5	1.5
Adjustments related to joint ventures	1.5	1.5
EBITDA	332.0	352.0
Gain on sale of hotel properties, net	(8.5)	(8.5)
EBITDAre	323.5	343.5
Amortization of share-based compensation	21.0	21.0
All other items, net	2.0	2.0
Adjusted EBITDA	346.5	366.5
General and administrative	36.0	36.0
Consolidated Hotel EBITDA	382.5	402.5
Comparable adjustments - income from sold hotels	(0.5)	(0.5)
Comparable adjustments - income from acquired hotels	0.5	0.5
Comparable Hotel EBITDA	$382.5	$402.5

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2024
	Low End	High End
Net income	$50.0	$68.0
Preferred dividends	(25.0)	(25.0)
Depreciation and amortization	187.0	187.0
Gain on sale of hotel properties, net	(8.5)	(8.5)
Adjustments related to joint ventures	1.0	1.0
FFO	204.5	222.5
Amortization of share-based compensation	21.0	21.0
All other items, net	(1.0)	1.0
Adjusted FFO	$224.5	$244.5

Adjusted FFO per common share and unit-diluted	$1.45	$1.58

Diluted weighted-average common shares and units outstanding	154.5	154.5

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of September 30, 2024 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	4.78%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	5.29%	85,000
Weighted Average / Mortgage Total				5.02%	$206,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	6.59%	$100,000
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	3.91%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	6.55%	200,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.82%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.51%	$2,025,000

Weighted Average / Total				4.56%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of September 30, 2024, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of September 30, 2024, there was $500.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.